As Filed with the Securities and Exchange Commission on December 22, 2004
Registration No. 033-55657

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

Registration Statement
Under
The Securities Act of 1933

CORAM HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0615337

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1675 Broadway, Suite 900
Denver, Colorado 80202
(303) 292-4973
(Address, including zip code, and
telephone number, including area
code, of registrant’s principal
executive offices)

Allen J. Marabito,
Executive Vice President
1675 Broadway, Suite 900
Denver, Colorado 80202
(303) 292-4973
(Name, address, including
zip code, and telephone number,
including area code, of agent
for service)

Copy to:
Joseph J. Devine, Esquire
Schnader Harrison Segal & Lewis LLP
1600 Market Street, Suite 3600
Philadelphia, Pennsylvania 19106-7286
(215) 751-2415

     Approximate date of commencement of proposed sale to public: Not applicable to this Amendment

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DE-REGISTRATION OF SHARES
SIGNATURES

DE-REGISTRATION OF SHARES

     Coram Healthcare Corporation (the “Registrant”) hereby requests the de-registration of any and all remaining unsold shares of its common stock that were previously registered pursuant to this Registration Statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORAM HEALTHCARE CORPORATION
Date: December 22, 2004	By:	/s/ ALLEN J. MARABITO
		Name:	Allen J. Marabito
		Title:	Executive Vice President, Secretary and Principal Executive Officer fulfilling the Duties and Responsibilities of the President and Chief Executive Officer of the Corporation

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ALLEN J. MARABITO Allen J. Marabito	Executive Vice President, Secretary and Principal Executive Officer fulfilling the Duties and Responsibilities of the President and Chief Executive Officer of the Corporation	December 22, 2004

/s/ SCOTT R. DANITZ Scott R. Danitz	Senior Vice President, Chief Financial Officer, Treasurer & Principal Accounting Officer	December 22, 2004

/s/ ARLIN M. ADAMS Arlin M. Adams	Chapter 11 Trustee of the Bankruptcy Estates of Coram Healthcare Corporation and Coram, Inc.(1)	December 22, 2004

1) Upon approval of the Chapter 11 Trustee’s appointment by the United States Bankruptcy Court for the District of Delaware on March 7, 2002, the Chapter 11 Trustee assumed the duties and powers of the Registrant’s Board of Directors.

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